UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2015

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

PPG Industries, Inc. (the “Company”) previously sent a notice to participants in the Company’s Employee Savings Plan (the “Savings Plan”) and the Company’s Defined Contribution Retirement Plan (the “DCRP”) informing them that the Savings Plan and the DCRP would be changing their recordkeeper. The notice stated that while this conversion is being made, participants in the Savings Plan and participants in the DCRP will not be able access their accounts to direct or diversify their investments, obtain a loan from the Savings Plan or the DCRP or obtain a distribution from the Savings Plan or the DCRP. The notice also stated that participants would not be able to make investment changes in the Savings Plan or in the DCRP starting on December 29, 2015 and ending on January 11, 2016. This period is referred to as the “Blackout Period.”

On December 14, 2015, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s rules promulgated thereunder, the Company sent a blackout trading restriction notice (the “BTR Notice”) to its executive officers and directors informing them that, because the restrictions during the Blackout Period include restrictions on investment changes involving the Company’s common stock held in the Savings Plan and in the DCRP, they would be prohibited during the Blackout Period from purchasing and selling shares of the Company’s common stock (including derivative securities pertaining to such shares) acquired in connection with their employment as an executive officer or service as a director.

A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A participant in the Savings Plan, a participant in the DCRP, a security holder or another interested person may obtain, without charge, information regarding the Blackout Period, including the actual ending date of the Blackout Period, by contacting the Office of the General Counsel, PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272, at (412) 434-3131, before and during the Blackout Period and for a period of two years thereafter.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Notice to Executive Officers and Directors of PPG Industries, Inc. regarding the Savings Plan Blackout Period and Trading Restrictions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: December 14, 2015	/s/ Michael H. McGarry
Michael H. McGarry
President and Chief Executive Officer